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                         ASSIGNMENT AGREEMENT


                                between


                        BANKERS TRUST COMPANY,
                 as Trustee of the National Financial
                     Auto Receivables Master Trust

                                  and

                 NATIONAL FINANCIAL AUTO FUNDING TRUST


                         ---------------------


                      Dated as of October 1, 1995







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                         ASSIGNMENT AGREEMENT


                  ASSIGNMENT AGREEMENT, dated as of October 1, 1995, by and between NATIONAL FINANCIAL AUTO FUNDING TRUST, a Delaware business trust ("Funding Trust") and BANKERS TRUST COMPANY ("Bankers Trust" or the "Trustee"), not in its individual capacity but solely as Trustee of the National Financial Auto Receivables Master Trust (the "Master Trust") under the Pooling and Administration Agreement, dated as of December 8, 1994 (the "Pooling and Administration Agreement"), among Funding Trust, as Transferor, National Auto Finance Company L.P. ("NAFCO"), as Administrator, and Bankers Trust, as Trustee.

                         W I T N E S S E T H:


                  In consideration of the mutual covenants herein contained, Funding Trust and the Trustee agree as follows:


                               ARTICLE I

                              DEFINITIONS

                  1.1 Incorporation of Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Administration Agreement.

                  1.2      Other Definitions.  When used in this
Agreement, the following words and phrases shall have the following meanings:

                  Cut-off Date:  As defined in Section 2.1.

                  Closing Date:  means November 21, 1995.

                  Outstanding Principal Balance: As of any date and with respect to any Receivable, the outstanding principal balance of such Receivable as of such date, which shall be computed by reducing the original principal balance of such Receivable by the principal portion of each payment received and processed by the Servicer on or before such date.

                  Purchase Price:  As defined in Section 2.1.

                  Receivable Assets:  The assets described in clauses
(i) through (vii), inclusive, of subsection 2.1 hereof.

                  Related Security: means, with respect to any Receivable, the interest of the Seller

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in (i) the security interest in the Financed Vehicles granted by the
Obligors of the Receivables and any accessions thereto and (ii) physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors (including any blanket vendor's single interest insurance policy).

                  Receivables Schedule: The schedule of Receivables attached as Schedule 1 hereto, such schedule identifying each Receivable by name of the Obligor and setting forth as to each Receivable its Outstanding Principal Balance as of the Cut-off Date, loan number, interest rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.


                              ARTICLE II

                           PURCHASE AND SALE

                  2.1 Purchase. Subject to and on the terms and conditions set forth herein, the Trustee hereby sells, transfers, conveys and assigns, on behalf of the Master Trust, without representation, warranty or recourse, except as specifically set forth herein (i) the Receivables identified on the Receivables Schedule attached hereto as Schedule I, (ii) all monies paid or payable thereunder on or after October 1, 1995 (the "Cut-off Date"), (iii) the Related Security with respect to each such Receivable, (iv) all proceeds of the foregoing, including all Collections or Related Security with respect to such Receivables, or other recoveries applied to repay or discharge any such Receivable received on or after the Cut-off Date (including net proceeds of sale or other disposition of repossessed Financed Vehicles that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables, (v) all of its right, title and interest in the Seller Transaction Documents, (vi) all Records relating to any of the foregoing and (vii) any other Trust Assets relating to the Receivables Assets. Funding Trust agrees to pay to the Trustee on the Closing Date as the purchase price (the "Purchase Price") for the Receivable Assets sold hereunder on such date an amount equal to 100% of the aggregate Outstanding Principal Balance of the Receivables as of the Cut-off Date in immediately available funds to an account at a bank designated by the Trustee to Funding Trust.

                  2.2 Filings. (a) On or prior to the Closing Date, the Trustee shall have filed in the office of the Secretary of State of New York a UCC financing statement or statements, appropriate under the Uniform Commercial Code in effect in New York to reflect the transfer of the Receivables Assets from the Trustee to Funding Trust and to protect Funding Trust's interest in the Receivables Assets against all other Persons, and shall have filed (i) in the office of the Secretary of State of Delaware and the office of the Secretary of State of Florida UCC-3 financing statements amending the UCC-1 financing statements filed in such jurisdictions naming Funding Trust as debtor and the Trustee as secured party and (ii) in the office of the Secretary of State of Florida UCC-3 financing statements amending the UCC-1 financing statements filed in such jurisdiction naming NAFCO as debtor, Funding Trust as secured party and the Trustee

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as assignee, in each case to reflect the transfer of the Receivables
Assets to Funding Trust. During the term of this Agreement, the Trustee shall not change its name, identity or structure or relocate its chief executive office or principal place of business without first giving 60 days prior written notice to Funding Trust and Financial Security Assurance Inc. (for so long as any policy issued Financial Security Assurance Inc. is in effect with respect to any securities issued by Funding Trust or any trust of which Funding Trust is depositor or transferor; provided, however, that Funding Trust has no right or power to prohibit a change in the Trustee's name, identity or structure or, subject to the last sentence of this paragraph, a relocation of, its chief executive office. If any change in the Trustee's name, identity or structure or the relocation of its chief executive office or principal place of business would make any financing or continuation statement or notice of lien filed in connection with this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, NAFCO, shall after the effective date of such change, promptly file such amendments as may be required to preserve and protect Funding Trust's interest in the Receivables Assets.

                  (b) On or prior to the Closing Date, the Trustee shall deliver to Funding Trust or such other Person as Funding Trust shall direct cash equal to all payments received on such Receivables on or after the Cut-off Date and on or before two Business days prior to the Closing Date. Within two Business Days after the Closing Date, the Trustee shall deliver to Funding Trust or such other Person as Funding Trust shall direct all other payments received on such Receivables on or after the Cut-off Date and on or before the Closing Date.

                  2.3 No Recourse. The sale and purchase of Receivables and the other Receivables Assets under this Agreement shall be without recourse to the Trustee or the Master Trust.

                  2.4 True Sales. The Trustee and Funding Trust intend that the transactions contemplated hereby be true sales of Receivables and other Receivables Assets by the Trustee to Funding Trust providing Funding Trust with the full benefits of ownership of the Receivables and other Receivables Assets free and clear of any liens, and neither the Trustee nor Funding Trust intends the transactions contemplated hereby to be, or for an purpose to be characterized as, a loan from Funding Trust to the Trustee. The Trustee shall reflect sales of the Receivables Assets hereunder on the books and records maintained by the Trustee with respect to the Master Trust as sales of assets, and shall treat such sales as sales for all purposes.


                  2.5 Receipt of Payments after Closing Date. Funding Trust shall be entitled to all payments received or receivable with respect to any Receivable sold and conveyed by the Trustee to Funding Trust hereunder that are received on and after the Cut-off Date. If the Trustee receives any payment on a Receivable belonging to Funding Trust, the Trustee promptly shall turn such payment over to Harris Trust and Savings Bank ("Harris Trust"), as trustee under the Pooling and Servicing Agreement, dated as of October 1, 1995 (the "Pooling and Servicing Agreement"), among Funding Trust, NAFCO and Harris Trust.

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                              ARTICLE III

                             MISCELLANEOUS

                  3.1 Notices. All notices, demands and requests that may be given or that are required to be given hereunder shall be sent by United States certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses as follows:



                  If to the Trustee:

                                    Four Albany Street
                                    New York, New York 10006
                                    Attn:  Corporate Trust and Agency Group -
                                           Structured Finance

                  If to Funding Trust:

                                    National Financial Auto Funding Trust
                                    c/o The Chase Manhattan Bank (USA),
                                      as Trustee
                                    802 Delaware Avenue
                                    Wilmington, Delaware 19801
                                    Attn: Corporate Administration Procedure

                  If to Financial Security Inc.:

                                    Financial Security Assurance Inc.
                                    350 Park Avenue
                                    New York, New York  10022

                                    Re:    NAFCO Auto Finance 1995-1 Trust,
                                             6.36% Automobile
                                           Loan Asset Backed Certificates

                  3.2 Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  3.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  3.4 Assignment. This Agreement may not be assigned by the Trustee or Funding Trust except as contemplated by this Section; provided, however, that simultaneously with the execution and delivery of this Agreement, Funding Trust shall assign all of its right,

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title and interest hereunder to Harris Trust and Savings Bank ("Harris
Trust"), as trustee under the Pooling and Servicing, dated as of October 1, 1995 (the "Pooling Agreement"), among Funding Trust, as transferor, NAFCO, as Master Servicer, and Harris Trust, and the Certificateholders (as defined in the Pooling Agreement, the "Certificateholders") and the Certificate Insurer (as defined in the Pooling Agreement, the "Certificate Insurer") as provided in Section
2.01 of the Pooling Agreement, to which the Trustee hereby expressly consents.

                  3.5 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and Harris Trust for the benefit of the Certificateholders and the Certificate Insurer, which shall be considered to be third-party beneficiaries of this Agreement and shall be entitled to rely upon and directly enforce the provisions of this Agreement. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Certificate Insurer may disclaim any of its rights and powers under this Agreement upon delivery of a written note to the Trustee and Funding Trust.

                  3.6 No Petition. The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against Funding Trust until one year and one day after the maturity of any securities issued pursuant to the Pooling and Servicing Agreement.

                  3.7 Further Assurances. It is the Trustee's intention to convey its entire rights, title and interest in the Receivables Assets or other assets related thereto acquired from Funding Trust pursuant to the Pooling and Administration Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the day and year first written above.


                       NATIONAL FINANCIAL AUTO FUNDING TRUST


                       By:      THE CHASE MANHATTAN BANK (USA)
                                not in its individual capacity but solely as
                                Owner Trustee of the National Financial
                                Auto Funding Trust


                       By:              /s/ JOHN W. MACK
                                ------------------------------------------
                                Name:   JOHN W. MACK
                                Title:  SECOND VICE PRESIDENT


                       NATIONAL FINANCIAL AUTO RECEIVABLES
                       MASTER TRUST


                       By:      BANKERS TRUST COMPANY, not in its
                                individual capacity but solely as Trustee of
                                National Financial Auto Receivables Master
                                Trust


                       By:              /s/
                                ------------------------------------------
                                Name:
                                Title: